EXHIBIT 99.1

Pain Therapeutics Announces Third Quarter 2008 Financial Results

REMOXY(r) On-track for Regulatory Decision in December

SAN MATEO, Calif., Oct. 29, 2008 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE) today reported financial results for the three and nine months ended September 30, 2008. Net income for the quarter ended September 30, 2008 was $15.2 million, or $0.35 per diluted share, compared to $3.2 million, or $0.07 per diluted share, in the third quarter of 2007. Net income for the nine months ended September 30, 2008 was $16.7 million, or $0.38 per diluted share, compared to $19.2 million, or $0.42 per diluted share, for the same period in 2007. Pain Therapeutics ended the third quarter with $193.2 million in cash, no debt and 41.9 million shares outstanding.

In the third quarter, the U.S. Food and Drug Administration (FDA) accepted the New Drug Application (NDA) for REMOXY with Priority Review and announced it will hold an advisory committee meeting November 13, 2008 to assist with its review of this NDA.

"We are very encouraged by REMOXY's momentum in the third quarter," said Remi Barbier, Pain Therapeutics' president and chief executive officer. "We look forward to the advisory committee meeting in November and remain firmly committed to make REMOXY a viable treatment option for patients with chronic pain."

In 2005, Pain Therapeutics and King Pharmaceuticals, Inc. (NYSE:KG) entered into a strategic alliance to develop and commercialize REMOXY and other abuse-resistant medications. Pain Therapeutics will receive a running royalty equal to 20% of net sales of drugs developed under this strategic alliance, except as to the first $1.0 billion in cumulative net sales, which royalty is set at 15%.

In October, the FDA announced that an advisory committee will meet in Gaithersburg, Md. on November 13, 2008 to discuss the NDA for REMOXY. The committee will begin with a closed session from 8:00 a.m. to 9:15 a.m., followed by a public session from 9:15 a.m. to 4:30 p.m. The function of this meeting is to provide advice and recommendations to the FDA on regulatory issues. More information is available on FDA web sites, including:

http://www.fda.gov/OHRMS/DOCKETS/98fr/FDA-2008-N-0038-nm.pdf

http://www.fda.gov/cder/audiences/acspage/meetings/joint_meeting_alsdac_dsarrm.htm

Financial Highlights

 * Milestone revenue consists of $20.0 million we received for two success-based milestone payments under our strategic alliance with
   King.  We received from King a $15.0 million cash milestone payment upon acceptance of the NDA for REMOXY by the FDA.  We also received a $5.0 million cash milestone payment upon acceptance of the
   Investigational New Drug application for PTI-721, the third of four abuse-resistant opioid drug candidates under the strategic alliance.

 * Collaboration revenue of $6.7 million and $24.7 million in the three and nine months ended September 30, 2008, respectively, reflects reimbursement of our development expenses under our strategic alliance with King.

 * Research and development expenses were $12.9 million and $36.6 million in the three and nine months ended September 30, 2008, respectively.  Most research and development expenses were attributed to the development activities for our abuse-resistant drug candidates.  Research and development expenses included non-
   cash stock related compensation costs of $2.9 million and $4.9 million in the three and nine months ended September 30, 2008, respectively.

 * General and administrative expenses were $3.6 million and $7.3 million in the three and nine months ended September 30, 2008, respectively. General and administrative expenses included non-cash stock related compensation costs of $2.3 million and $3.5 million in the three and nine months ended September 30, 2008, respectively.

2008 Financial Guidance - No Changes

 * We continue to anticipate our operations to be cash flow positive in 2008.

 * We anticipate receiving a $15.0 million cash milestone payment from
   King upon approval of REMOXY by the FDA.

 * We continue to expect to spend up to $15.0 million in 2008 developing biopharmaceutical products for metastatic melanoma, hemophilia and other important disease areas. Pain Therapeutics holds all commercial rights to these biopharmaceutical drug candidates.

About REMOXY

REMOXY, an investigational drug, is a unique, abuse-resistant controlled-release oxycodone for moderate-to-severe chronic pain. REMOXY's high viscosity, liquid formulation in a hard gelatin capsule is designed to resist common methods of misuse and abuse. REMOXY is currently undergoing a priority review by the FDA. The FDA is expected to complete its review of the REMOXY NDA in December 2008. If approved, Pain Therapeutics believes REMOXY could be the first oxycodone on the market that is designed to reduce the risk of misuse and abuse.

About Pain Therapeutics, Inc.

Pain Therapeutics is a biopharmaceutical company that develops novel drugs. In addition to REMOXY, the Company has four drug candidates in clinical programs, including PTI-202, PTI-721, Oxytrex(tm) and a novel radio-labeled monoclonal antibody to treat metastatic melanoma. Pain Therapeutics is also working on a new treatment for patients with hemophilia. The FDA has not yet evaluated the merits, safety or efficacy of the Company's drug candidates. For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the potential approval by the FDA of the NDA for REMOXY; the expected milestone payment from King in 2008 for the potential FDA approval of the REMOXY NDA; the benefits of REMOXY; the potential for REMOXY to be the first FDA approved oxycodone on the market designed to reduce the risk of misuse and abuse; the Company's anticipation that it will be cash flow positive from operations in 2008; and anticipated spending on biopharmaceutical development in 2008. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development and testing of the Company's drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials), the uncertainty of patent protection for the Company's intellectual property or trade secrets, unanticipated research and development and other costs and the timing and receipt of funds from the Company's commercial partner for REMOXY, the potential for abuse and misuse resistant pain medications to be developed by competitors and potential competitors to the Company. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                              PAIN THERAPEUTICS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                     (in thousands, except per share amounts)
                                   (Unaudited)

                                 Three Months         Nine Months
                                     Ended               Ended
                                 September 30,        September 30,
                               -----------------   -----------------
                                 2008      2007      2008      2007
                               -------   -------   -------   -------
 Revenue
  Milestone Revenue            $20,000   $    --   $20,000   $    --
  Collaboration revenue          6,707     9,259    24,720    32,277
  Program fee revenue            3,587     6,551    10,761    19,651
                               -------   -------   -------   -------
   Total revenue                30,294    15,810    55,481    51,928
 Operating expenses
   Research and development     12,928    13,268    36,627    34,171
   General and administrative    3,552     2,011     7,269     5,951
                               -------   -------   -------   -------
    Total operating expenses    16,480    15,279    43,896    40,122
                               -------   -------   -------   -------
    Operating income            13,814       531    11,585    11,806
 Interest income                 1,377     2,642     5,151     7,368
                               -------   -------   -------   -------
 Net income                    $15,191   $ 3,173   $16,736   $19,174
                               =======   =======   =======   =======
 Net income per share
  Basic                        $  0.37   $  0.07   $  0.40   $  0.43
                               =======   =======   =======   =======
  Diluted                      $  0.35   $  0.07   $  0.38   $  0.42
                               =======   =======   =======   =======
 Weighted-average shares used
  in computing net income per
  share
   Basic                        41,535    44,049    42,318    44,138
                               =======   =======   =======   =======
   Diluted                      43,021    45,655    43,564    45,413
                               =======   =======   =======   =======

                              PAIN THERAPEUTICS, INC.
                             CONDENSED BALANCE SHEETS

                                          September 30,   December 31,
                                              2008          2007(1)
                                         -------------  -------------
                                          (Unaudited)
 Assets
 Current assets
  Cash, cash equivalents and marketable
   securities                            $     193,190  $     205,071
  Other current assets                             408            303
                                         -------------  -------------
   Total current assets                        193,598        205,374
 Non-current assets
  Property and equipment, net                    1,256          1,607
  Other assets                                     643            644
                                         -------------  -------------
   Total assets                          $     195,497  $     207,625
                                         =============  =============

 Liabilities and stockholders' equity
 Current liabilities
  Accounts payable                       $       3,485  $       3,624
  Accrued development expense                      862            817
  Deferred program fee revenue - current
   portion                                      14,348         14,348
  Other accrued liabilities                      1,988          1,868
                                         -------------  -------------
   Total current liabilities                    20,683         20,657
 Non-current liabilities
  Deferred program fee revenue - non-
   current portion                              71,740         82,501
 Other liabilities                                 560            553
                                         -------------  -------------
   Total liabilities                            92,983        103,711
                                         -------------  -------------
 Stockholders' equity
   Common stock                                     42             44
   Additional paid-in-capital                  215,369        221,415
   Accumulated other comprehensive income
    (loss)                                        (183)           584
   Accumulated deficit                        (112,714)      (118,129)
                                         -------------  -------------
   Total stockholders' equity                  102,514        103,914
                                         -------------  -------------
   Total liabilities and stockholders'
    equity                               $     195,497  $     207,625
                                         =============  =============

 (1) Derived from audited financial statements.

CONTACT:  Pain Therapeutics, Inc.
          Christi Waarich, Senior Manager of Investor Relations
          650-645-1924
          cwaarich@paintrials.com